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                         [COOPERS & LYBRAND LETTERHEAD]

                                                                      EXHIBIT 16

                                                September 16, 1997

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by Cascade Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to the Company's Registration Statement on Form S-1 with respect to its initial public offering of common shares. We agree with the statements concerning our Firm in such Registration Statement on Form S-1.

                                                Very truly yours,

                                                /s/ Coopers & Lybrand L.L.P.

                                                Coopers & Lybrand L.L.P.

KKF/PSH
Attachments as stated




Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.
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CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

        In 1995, the Company dismissed Coopers & Lybrand L.L.P. and engaged Arthur Andersen LLP, as its independent public accountants. The decision was made by the Company's Board of Directors, upon the recommendation of management, and was not due to any disagreement with the former accountants. During the fiscal year ended December 31, 1994 and the subsequent interim period immediately preceding the date of this change, the Company had no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement if not resolved to the satisfaction of the former accountants would have caused Coopers & Lybrand L.L.P. to make reference thereto in their report on the Company's financial statements; and the reports of the former accountants on the Company's financial statements for 1994 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.